Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, JENNIFER L. WOODS, CHRISTOPHER A. MARTIN AND MICHELLE BUSHORE, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-3 covering the registration of securities of Monsanto Company in an aggregate amount of up to $6,000,000,000 (the “Registration Statement”), and any and all amendments to the Registration Statement (including post-effective amendments), and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: April 12, 2016

/s/ Hugh Grant Hugh Grant Chairman of the Board and Chief Executive Officer; Director (Principal Executive Officer)	/s/ Laura K. Ipsen Laura K. Ipsen Director

/s/ Pierre Courduroux Pierre Courduroux Senior Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Marcos M. Lutz Marcos M. Lutz Director

/s/ Nicole Ringenberg Nicole M. Ringenberg Vice President and Controller (Principal Accounting Officer)	/s/ C. Steven McMillan C. Steven McMillan Director

/s/ Dwight M. Barns Dwight M. Barns Director	/s/ Jon R. Moeller Jon R. Moeller Director

/s/ Gregory H. Boyce Gregory H. Boyce Director	/s/ William U. Parfet William U. Parfet Director

/s/ David L. Chicoine David L. Chicoine Director	/s/ George H. Poste George H. Poste Director

/s/ Janice L. Fields Janice L. Fields Director	/s/ Robert J. Stevens Robert J. Stevens Director

/s/ Arthur H. Harper Arthur H. Harper Director	/s/ Patricia Verduin Patricia Verduin Director